EXHIBIT 4.8

                               AMENDMENT NUMBER 4
                                     TO THE
                            GUARANTY BANCSHARES, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                            (WITH 401(k) PROVISIONS)

     Guaranty Bancshares, Inc. and Guaranty Bank, collectively, a corporation registered as a bank holding company organized and operated under the laws of the state of Texas and a banking association, hereby adopt the following amendment to the Guaranty Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) Provisions) ("Plan").

     1. Section 3(a) of the Plan is hereby amended to add the following new paragraph:

     "NOTWITHSTANDING THE FOREGOING, EACH EMPLOYEE WHO IS EMPLOYED AFTER DECEMBER 31, 1997, WILL BECOME ELIGIBLE TO PARTICIPATE ON THE NEXT JANUARY IST OR JULY IST, WHICHEVER THE CASE MAY BE, FOLLOWING THE DATE THAT HE COMPLETED ONE (1) FULL YEAR OF SERVICE IN WHICH HE IS CREDITED WITH AT LEAST 1,000 HOURS OF SERVICE. THE ELIGIBILITY COMPUTATION PERIOD USED TO DETERMINE WHETHER AN EMPLOYEE HAS COMPLETED ONE (1) FULL YEAR OF SERVICE WILL FIRST BE THE TWELVE (12) CONSECUTIVE MONTH PERIOD BEGINNING WITH THE EMPLOYMENT COMMENCEMENT DATE, AND THEREAFTER WILL BE THE TWELVE (12) CONSECUTIVE MONTH PERIOD COMMENCING ON THE JANUARY IST OF EACH PLAN YEAR BEGINNING AFTER THE EMPLOYMENT COMMENCEMENT DATE."

     2. Section 12(a) of the Plan is hereby amended to add the following new paragraph:

     "NOTWITHSTANDING THE FOREGOING, IF A PARTICIPANT WHO BECOMES EMPLOYED AFTER DECEMBER 31, 1997, TERMINATES SERVICE FOR ANY REASON OTHER THAN HIS RETIREMENT, DISABILITY OR DEATH, HIS CAPITAL ACCUMULATION ATTRIBUTABLE TO EMPLOYER OPTIONAL CONTRIBUTIONS AND ONE HUNDRED PERCENT (100%) OF EMPLOYER MATCHING CONTRIBUTIONS WILL BE DETERMINED ON THE BASIS OF HIS NONFORFEITABLE INTEREST, IN ACCORDANCE WITH THE VESTING SCHEDULE DISCUSSED IN PARAGRAPH ONE (1) OF THIS SECTION 12(A)."



     3. The second sentence of Section 14(b) is hereby deleted and replaced with the following two (2) sentences:

     "THE DISTRIBUTION OF THE CAPITAL ACCUMULATION OF ANY PARTICIPANT WHO IS NOT A 5-PERCENT OWNER OF THE COMPANY MUST COMMENCE NOT LATER THAN APRIL LST OF THE NEXT PLAN YEAR FOLLOWING THE LATER OF THE PLAN YEAR IN WHICH HE ATTAINS AGE 70 1/2 OR RETIRES (REGARDLESS OF ANY CONSENT REQUIREMENTS PURSUANT TO
     SECTION 15(C) OF THE PLAN). IF THE PARTICIPANT OWNS, DIRECTLY OR INDIRECTLY, MORE THAN 5-PERCENT OF THE OUTSTANDING STOCK OF THE COMPANY OR STOCK POSSESSING MORE THAN 5-PERCENT OF THE TOTAL COMBINED VOTING POWER OF ALL STOCK OF THE COMPANY, THE DISTRIBUTION OF THE CAPITAL ACCUMULATION OF SUCH PARTICIPANT WITH RESPECT TO THE PLAN YEAR IN WHICH HE ATTAINS AGE 70 1/2 MUST COMMENCE NOT LATER THAN APRIL IST OF THE NEXT PLAN YEAR (EVEN IF HE HAS NOT TERMINATED SERVICE AND REGARDLESS OF ANY CONSENT REQUIREMENTS PURSUANT TO SECTION 15(C) OF THE PLAN). "

     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of Guaranty Bancshares, Inc. and Guaranty Bank, hereby adopt this Amendment Number 4 to the Guaranty Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) Provisions) on this 21st day of OCTOBER 1997.

                                    GUARANTY BANCSHARES, INC.

                                    By: Bill G. Jones

                                    As Its: CHAIRMAN OF THE BOARD



                                    GUARANTY BANK

                                    By: Art Scharlach

                                    As Its: PRESIDENT

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